Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bill Aulet, CFO
Viisage Inc.
978-932-2424
aulet@viisage.com

VIISAGE REPORTS FOURTH QUARTER 2004 RESULTS

81 percent annual revenue increase over 2003, with improved cash generation

Company provides outlook for 2005

BILLERICA, Mass., March 2, 2005 — Viisage (NASDAQ: VISG), a leading provider of advanced technology identity solutions, today reported final results for its fourth quarter and year ended December 31, 2004. For the fourth quarter, revenues were $19.0 million, an 84 percent increase over $10.3 million in the same period last year. The net loss for the fourth quarter of 2004 was $5.2 million, or $0.11 per fully diluted share, which includes the impact of the previously disclosed $2 million impairment charge of contract assets related to the terminated State of Georgia drivers’ license contract, and a $900,000 non-cash deferred tax expense. In the 2003 fourth quarter, the Company reported a net loss of $1.4 million or $0.06 per fully diluted share. The 2004 fourth quarter results include the contribution from the acquisition of Imaging Automation, Inc. (iA), which was completed on October 5, 2004.

For the full year 2004, revenues were $67.5 million, an 81 percent increase over revenues of $37.4 million in 2003. The Company’s net loss for 2004 was $7.0 million, or $0.18 per basic and diluted share, compared to a net loss of $17.7 million, or $0.82 per fully diluted share, in the prior year, which includes the impact of the one-time charge of $12.1 million or $0.56 per share that the Company recorded in connection with a change in accounting principle. On December 30, 2003, Viisage adopted new accounting rule EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” which pertains to revenue recognition for certain long-term contracts, such as Viisage’s state drivers’ licenses contracts, retroactive to January 1, 2003.

On February 7, 2005, Viisage announced preliminary results for the fourth quarter of 2004, indicating that while the Company achieved its revenue guidance, its net income and EBITDA fell short of expectations reflecting a number of primarily non-recurring factors.

“We are very pleased with our top line growth over the past year, as well as our substantial progress in increasing the cash generation capabilities of our business, at a time when most companies in our space are not producing cash,” said Bernard Bailey, president and chief executive officer of Viisage. “This past year represented a significant transformation for Viisage. Completing three major acquisitions, strengthening our balance sheet and expanding our customer base have better positioned us to compete in the burgeoning identity solutions marketplace. We are convinced that our marketplace offers exciting opportunities for Viisage. As a company, we are committed to enhancing our leadership position by continuing to invest in our business going forward.”

Highlights for the Fourth Quarter of 2004 include:

•	Acquired privately-held Imaging Automation, the industry and market leader in automated identity document authentication technologies with more than 2,300 installations in 20 countries around the world;

•	Selected to implement face recognition in Pakistan’s national identity and passport programs;

•	Won a series of contracts valued at $10.9 million in total, for a new drivers’ license contract in Wisconsin, a drivers’ license contract extension in Maryland, and expansion of face recognition solutions into existing drivers’ license contracts;

•	Awarded a contract valued at $1.1 million by the State of Florida for automated document authentication technology as part of its drivers’ license program;

•	Received a contract valued at $534,000 from the Ohio Department of Rehabilitation and Correction for a criminal identification system.

Following the end of the quarter, Viisage announced the following developments:

•	Winning the West Virginia drivers’ license contract, including face recognition and secure credentialing features;

•	Implementation by The Netherlands of Viisage’s identity solutions for its border management program;

•	Extension of Department of Defense contract for face recognition solutions;

•	Implementation by Ohio of identity theft verification programs.

Financial Highlights for the Fourth Quarter of 2004:

•	Year-over-year revenue growth of 84%

•	Gross margin of 28.6%, up from 27.3% in the prior year period

•	EBITDA generation of $974,000 during the quarter, up from $362,000 in the same period in 2003

•	At the end of the quarter, the Company had cash of $11.3 million, up from $6.7 million a year ago; the fourth quarter 2004 total includes $2.8 million generated from operations

•	The Company improved its balance sheet by paying off $19.2 million in debt, specifically $10.3 million in related party notes and $8.9 million in project financing, reducing interest payments by approximately $1.4 million on an annualized basis.

•	The Company secured a line of credit from Citizens Bank for up to $25 million.

•	The Company elected to treat its acquisition of Trans Digital Technologies (TDT) as an asset transaction for tax purposes, which may generate approximately $8.5 million in future tax benefits. The election created a deferred tax liability and related non-cash tax expense of $900,000.

•	Backlog at $139 million, essentially flat with prior quarter of $140 million.

Total operating expenses for the fourth quarter of 2004 were $9.1 million, an increase from the $4.0 million reported in the fourth quarter of 2003. The increases primarily reflect the Company’s growth in size, following three acquisitions in 2004, as well as costs related to the Sarbanes-Oxley 404 compliance project, amounting to some $550,000; legal costs, acquisition integration and severance charges, altogether totaling in excess of $500,000, and the $2 million impairment charge of contract assets related to the Georgia drivers’ license contract. Sales and marketing expenses were $2.4 million, research and development totaled $1.6 million and general and administrative expenses were $3.1 million. Total operating expenses in the same quarter in 2003 included $1.5 million in sales and marketing costs, $823,000 in research and development and $1.7 million for general and administrative costs.

Financial Outlook for 2005

On an annual basis, Viisage expects to increase total revenues by approximately 8-19 percent over 2004, resulting in revenues in a range of $73-80 million. For the first quarter of 2005, the Company is anticipating revenues between $15-17 million, reflecting transitions on several large contracts. The Company is not sharing specific EBITDA targets, although it anticipates remaining cash flow positive and continuing to increase its cash generation in 2005, compared to 2004. The Company also expects to reach profitability during 2005, excluding the impact of stock option expensing which will commence as of July 1, 2005.

Sarbanes-Oxley Compliance

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2004, the Company determined that it had an internal control deficiency that constitutes a ‘material weakness’ as defined by the Public Company Accounting Oversight Board’s Accounting Standard No. 2. The Company has concluded that it had insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters. As a result, management will be unable to conclude that the Company’s internal controls over financial reporting are effective as of December 31, 2004. Therefore, BDO Seidman LLP, the Company’s external accounting firm, will issue an adverse opinion with respect to the effectiveness of the Company’s internal controls over financial reporting. In addition, as part of the Sarbanes-Oxley Section 404 compliance review, the Company is in the process of reviewing all of its other key internal control processes as well. While the evaluation is ongoing, management believes that it will likely conclude that the Company had significant deficiencies, which could constitute a material weakness, in the control processes around information technology systems as well. The Company is in the process of remediating the material weakness and significant deficiencies, and has devoted substantial resources to assess and take concrete steps to strengthen these internal controls. Management believes that the indicated control deficiencies do not affect the Company’s financial strength or business prospects.

EBITDA

Viisage reports EBITDA as a financial performance measure and as a forecast of future performance. The Company calculates EBITDA by adding back to net earnings interest, taxes, depreciation and amortization. EBITDA is provided to investors as an additional performance gauge to results provided in accordance with generally accepted accounting principles (known as “GAAP”). Viisage’s EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. During 2004, Viisage completed the acquisitions of ZN Vision Technologies, Trans Digital Technologies and Imaging Automation. While these acquisitions had a positive impact on Viisage’s EBITDA for 2004, they also resulted in Viisage incurring significant non-cash charges for amortization of intangible assets that adversely affect Viisage’s net income (loss) in 2004. Viisage believes that using EBITDA as a performance measure, together with operating income (loss) and net income (loss), will help investors better understand Viisage’s underlying financial performance and ability to generate cash flow from operations. A reconciliation of GAAP to EBITDA earnings is included in the following tables:

	For the Quarter Ended
	Dec. 31, 2004	Dec. 31, 2003
Loss before cumulative effect of change in accounting principle	$(5,246)	$(1,399)

Add:
Depreciation and Amortization	4,945	1,518
Interest Expense, net	391	243
Taxes	884	—

EBITDA	$974	$362

Conference Call information

The Company will host a conference call with the investment community to discuss its results for that period, and share its outlook for 2005, beginning at 8:00 a.m. ET on Thursday, March 3, 2005. The dial-in number for the call is 888-396-2386, confirmation code 95679200. Internationally, please dial 617-847-8712, using the same confirmation code. The call also will be available via live audio Webcast under the Conference Calls page of the Investors section of the Company’s Web site (www.viisage.com). To access the Webcast, please go to the Company’s Web site at least 10 minutes prior to the start of the call and follow the directions. A replay of the Webcast will be available at Viisage’s Web site beginning an hour after completion of the call.

In addition, immediately following this call, Viisage will host a financial details conference call with the investment community, starting at 9:00 a.m. ET. To access this call, please dial 888-396-2384, using confirmation code 66947152. Internationally, please dial 617-847-8711, using the same confirmation code. This call will also be available via live audio Webcast at the Company’s Web site (www.viisage.com). A replay of this Webcast will also available at the Company’s Web site beginning one hour after completion of the call.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage creates solutions using secure credentials and face recognition technologies that quickly, reliably, and accurately identify individuals. With more than 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by the Company through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2003 and its quarterly reports on Form 10-Q. Viisage undertakes no obligation to update any forward-looking statements.

— Tables follow —

VIISAGE TECHNOLOGY, INC.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2004	December 31, 2003
Assets
Current assets:
Cash & cash equivalents	$11,309	$6,666
Accounts receivable	17,075	7,057
Inventories and other costs and estimated earnings in excess of billings	3,382	4,050
Other current assets	1,213	439

Total current assets	32,979	18,212
Property and equipment, net	19,917	25,088
Goodwill	93,928	—
Intangible assets, Net	26,046	2,693
Restricted cash	—	6,311
Other assets	3,173	2,176

	$176,043	$54,480

Liabilities & Shareholders Equity
Current liabilities:
Accounts payable & accrued expenses	$15,279	$6,851
Current portion of project financing	281	3,734
Current portion of related party notes	—	1,740
Other current liabilities	2,186	—

Total current liabilities	17,746	12,325
Project financing	149	5,813
Related party notes	—	2,334
Other liabilities	2,829	—

Total Liabilities	20,724	20,472

Commitments and contingencies
Shareholders’ Equity
Common stock	49	24
Additional paid in capital	204,658	76,061
Accumulated deficit	(49,073)	(42,077)
Cumulative foreign currency translation adjustment	(315)	—

Shareholders’ equity	155,319	34,008

	$176,043	$54,480

VIISAGE TECHNOLOGY, INC.

Consolidated Statements of Operation

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Revenues	$19,024	$10,318	$67,466	$37,371
Cost of Revenues	13,588	7,500	48,201	27,844

Gross Margin	5,436	2,818	19,265	9,527

Operating Expenses:
Sales & marketing	2,369	1,496	7,028	5,282
Research & development	1,634	823	4,431	3,650
General & administrative	3,121	1,655	9,838	5,110
Impairment of long-lived assets	2,000	—	2,000	—

Total operating expenses	9,124	3,974	23,297	14,042

Operating loss	(3,688)	(1,156)	(4,032)	(4,515)

Interest income	7		99	99
Interest expense	(398)	(243)	(1,870)	(1,068)
Other income (expense)	(283)	—	(235)	18

Loss before income taxes and cumulative effect of change in accounting principal	(4,362)	(1,399)	(6,038)	(5,466)

Provision for income taxes	884	—	959	63

Loss before cumulative effect of change in accounting principal	(5,246)	(1,399)	(6,997)	(5,529)

Cumulative effect of change in accounting principal	—	—	—	(12,131)

Net loss	$(5,246)	$(1,399)	$(6,997)	$(17,660)

Basic and diluted net loss per share before cumulative effect of change in accounting principal	$(0.11)	$(0.06)	$(0.18)	$(0.26)

Cumulative effect of change in accounting principle	$—	$—	$—	$(0.56)

Basic and diluted net loss per share	$(0.11)	$(0.06)	$(0.18)	$(0.82)

Basic and diluted weighted average common shares	47,210	23,891	39,160	21,445